UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT To SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2012

Fortune Brands Home & Security, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code) 847-484-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

(a) Fortune Brands Home & Security, Inc. (the “Company”) held its Annual Meeting of Stockholders on April 23, 2012.

(b) At the Annual Meeting, our stockholders (i) elected the persons listed below to serve as Class I directors for a term of three years expiring at the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2012; (iii) voted to recommend that the Board of Directors hold an annual advisory vote on the Company’s executive compensation; and (iv) approved the compensation paid to the Company’s named executive officers. Set forth below are the voting results for each of these proposals:

Item 1:     The election of three Class I directors for a three-year term expiring at the 2015 Annual Meeting

Director Name	For	Against	Abstain	Broker Non- Votes
Ann F. Hackett	112,230,232	13,719,730	304,636	14,170,694
John G. Morikis	122,712,761	3,225,780	316,057	14,170,694
Ronald V. Waters, III	112,507,711	13,416,956	329,931	14,170,694

Item 2:	The ratification of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012

For	Against	Abstain
139,812,300	295,440	317,552

Item 3:     An advisory vote on the frequency of voting on the compensation of the Company’s named executive officers

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
111,776,011	734,832	10,142,213	3,601,542	14,170,694

Item 4:     An advisory vote on the compensation paid to the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
120,057,276	2,259,552	3,937,770	14,170,694

(d) In line with the recommendation from the Company’s stockholders, the Company will provide an advisory vote on executive compensation on an annual basis at least until the next advisory vote on the frequency of voting on executive compensation, which will occur no later than our Annual Meeting of Stockholders in 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS HOME & SECURITY, INC. (Registrant)

By:	/s/ Lauren S. Tashma
Name: Lauren S. Tashma
Title: Senior Vice President, General Counsel
and Secretary

Date: April 27, 2012